Exhibit 24.2

SUBSTITUTION OF ATTORNEY-IN-FACT UNDER POWER OF ATTORNEY

WHEREAS, pursuant to the below power of attorney, each of Brian Atwood, Timothy Howe, Laurence McCarthy and Misti Ushio, in their respective positions as a director of OpGen, Inc. (the “Company”), granted a power of attorney to C. Eric Winzer, among others, to execute amendments to the Registration Statement identified below of the Company:

“KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Evan Jones, C. Eric Winzer and David Hoekzema as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.”

WHEREAS, the undersigned desires to use the power of substitution set forth in such power of attorney to designate Timothy C. Dec, Chief Financial Officer of the Company, as a substitute attorney-in-fact under such power of attorney.

NOW, THEREFORE, the undersigned hereby:

1.                                      Using the power of substitution set forth in the power of attorney, designates Timothy C. Dec as an attorney-in fact under such power of attorney effective as of April 24, 2015;

2.                                      With such substitution, resigns as attorney-in-fact under such power of attorney; and

3.                                      Directs counsel to the Company to notify the Board of Directors of such substitution and to file this substitution, as needed, with the Registration Statement.

IN WITNESS WHEREOF, this Substitution of Attorney-in-Fact under Power of Attorney is executed as of and effective on April 24, 2015.

/s/ C. Eric Winzer
C. Eric Winzer

Accepted as of April 24, 2015:

/s/ Timothy C. Dec
Timothy C. Dec